AGREEMENT

This Agreement, dated January 1, 1994, is by and between WULF INTERNATIONAL LTD. ("WULF"), P. O. Box 795759, Dallas, Texas 75379 and WOC STOCK TRANSFER COMPANY ("WOC"), 1507 N. Ginger Drive, Carrollton, Texas 75007.

WOC is duly certified by the U.S. Securities and Exchange Commission to transfer stock for and on behalf of publicly held United States companies. WOC hereby offers this service to WULF and agrees to keep complete, accurate, and certified records of all WULF shareholders and to effect all legally acceptable transfers of WULF stock as requested by shareholders of record and to issue WULF stock certificates ad directed by WULF. Also WOC offers to prepare and disseminate to all shareholders of record, WULF annual reports, notices of annual and special meetings, proxy statements, share holder letters, dividends, and other materials and press releases authorized bu WULF. WOC shall provide other special services to WULF from time to time as requested and directed.

WULF hereby agrees to engage WOC for the aforementioned services and agrees to pay WOC a monthly retainer fees of One Thousand Dollars ($1000) and to reimburse WOC for all expenses related to the dissemination of information to shareholders of record and press releases duly authorized by WULF. Further, WULF may from time to time request that WOC reply to shareholder requests for information on WULF's activities.

The Parties hereto agree that this Agreement shall be for a period of Ten (10) Years beginning on January 1, 1994, and shall be extended for additional periods of ten years. From time to time the Parties hereto may amend this agreement regarding fees payable and the service provided by WOC for and on behalf of WULF.

This Agreement contains the entire understanding between the parties hereto and shall be binding upon any successors to the Parties hereto.

Executed this 1st day of January, 1994,

WULF INTERNATIONAL LTD.                              WOC STOCK TRANSFER CO.



   /s/ George Wulf                                     /s/ Jennifer Beal
--------------------------                         ------------------------
By: George Wulf, President                         Jennifer Beal, President